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                                                                EXHIBIT 10.1.11




                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS AGREEMENT (this "Agreement") is executed this _______ day of May, 1993, at Akron, Ohio, by and between TELXON CORPORATION, a Delaware corporation with offices at 3330 West Market Street, Akron, Ohio 44333 ("Telxon"), and JOHN H. CRIBB of Poole Dorset, England ("Employee") and is made effective April 1, 1993 (the "Effective Date").


                                  WITNESSETH:

         WHEREAS, Telxon desires to employ Employee initially as President, International, and thereafter, in such capacity as the Board of Directors of Telxon (the "Board") shall direct, and Employee desires to be so employed, upon the terms and conditions herein contained; and

         WHEREAS, Telxon and Employee desire to have this Agreement supersede any and all prior agreements, oral or written, relating to the employment of Employee by Telxon;

         NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

         1. EMPLOYMENT PERIOD. Telxon agrees to employ Employee and Employee agrees to serve Telxon for a period (the "Employment Period") beginning on April 1, 1993 and ending on March 31, 1995, subject to prior termination of this Agreement pursuant to Paragraph 4 hereof.


         2.      NATURE OF DUTIES.
         (a) Employee's duties and responsibilities shall be to serve in such capacity as the Board shall direct, in conformity with management policies, guidelines and directions issued by Telxon, and shall have general charge and supervision of those functions and such other responsibilities as the Board shall determine. Employee shall report directly to Telxon's President or such other officer as the Board shall direct (the "Supervisor").

         (b) Employee shall work exclusively for Telxon on a full-time basis in such capacity and shall carry on his employment at the principal corporate offices of Telxon in the United Kingdom or at such other location as shall be required by Telxon, except for time spent traveling on business on behalf of Telxon. During normal business hours, Employee shall devote all of his time and attention to Telxon's business.
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         (c)  Employee shall perform his duties and responsibilities hereunder diligently, faithfully and loyally in order to cause the proper, efficient and successful operation of Telxon's business.

3.      COMPENSATION AND EMPLOYMENT BENEFITS DURING THE TERM OF EMPLOY.

         (a) BASE SALARY AND EXPENSES. As compensation for Employee's services, Telxon shall pay to Employee a salary (the "Base Salary") at the annual rate of Two Hundred Seventy Thousand United States Dollars ($270,000) during the first full year of the Employment Period, and at the annual rate of Three Hundred Fifteen Thousand United States Dollars ($315,000) during the second full year of the Employment Period, payable in equal installments every second Friday, or at such other interval as the Board shall direct. Telxon shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee on Telxon's behalf during the Employment Period and approved by the Supervisor, or such other officer as the Board shall direct.

         (b) INCENTIVE COMPENSATION. In addition to the Base Salary, Employee shall be eligible for incentive compensation (the "Incentive Compensation") during the Employment Period. The Incentive Compensation shall be (i) for the period beginning April 1, 1993 and ending March 31, 1994, 8.5% (or such other percentage as the parties shall agree upon in the event that any significant change is made by Telxon from its current method of allocating intercompany costs and expenses or determining transfer prices) of the portion of the Consolidated International Operating Income (as defined below) which exceeds Four Million United States Dollars ($4,000,000), and (ii) for the period beginning April 1, 1994 and ending March 31, 1995, a reasonable amount to be determined by Telxon in connection with its compilation of Telxon's budget for the 1995 fiscal year. For purposes of this Paragraph 3(b), "Consolidated International Operating Income" means the combined operating income, calculated in accordance with generally accepted accounting principles, of the Telxon subsidiaries and branch offices listed below, as well as the operating income of Telxon attributed to sales outside the United States and Canada that are made by distributors of Telxon products; provided, however, that Consolidated International Operating Income does not include any operating results attributed to any merger or acquisition of another entity, or of substantially all of the assets of another entity, outside of the United States and Canada.

                 International Subsidiaries and Branch Offices
                 ---------------------------------------------
                                  Telxon Australia Pty., Ltd.
                                  NV Telxon Belgium SA
                                  Telxon France SA
                                  Telxon mde GMBH
                                  Telxon Italia SRL
                                  Telxon Japan
                                  Telxon Limited
                                  Telxon Belgium (Branch)
                                  Telxon Singapore (Branch)





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         (c)     BONUS COMPENSATION.  In addition to the Base Salary and
Incentive Compensation, Employee shall be eligible for bonus compensation ("Bonus Compensation") during the Employment Period in an amount not to exceed Seventy-Nine Thousand United States Dollars ($79,000), the actual amount of which, if any, shall be determined in the sole discretion of the Board, subject to the approval of the Supervisor.

                 Bonus Compensation shall be earned and shall accrue at, and Employee shall have no entitlement thereto prior to, the end of Telxon's fiscal year to which such Bonus Compensation relates. The Bonus Compensation, if any, during the Employment Period that shall have been earned and accrued shall be payable within thirty (30) days after completion of the year-end audit of Telxon with respect to such fiscal year.

         (d) PENSION. Telxon agrees to make pension payments to Employee's designated retirement account annually in the amount of Sixty-Eight Thousand United States Dollars ($68,000), commencing as of September 1, 1993 and continuing so long as Employee remains employed by Telxon.

         (e) VACATION. During the Employment Period, Employee shall be entitled to take vacation in accordance with Telxon policy and, specifically, thirty (30) working days per year. In the event that all or any part of said vacation is not taken for any reason during any such year, there will be no compensation paid in lieu thereof, but accrued and unused vacation time shall be carried over and added to the vacation time for the succeeding year in accordance with Telxon policy.

         (f) HEALTH, DISABILITY, RETIREMENT AND DEATH BENEFITS. Telxon shall provide Employee with the same health, disability, retirement, death and other fringe benefits as are generally provided to the executive employees of Telxon in accordance with such terms, conditions and eligibility requirements as may from time to time be established or modified by Telxon and, specifically, (i) the full cost (not to exceed Eight Hundred Four English Pounds Sterling (L.804) per year) of the health plan provided to United Kingdom employees, on behalf of Employee and his dependent children; and (ii) the premium for the sixteen (16) year term, Two Hundred Forty Thousand Three Hundred Seventeen English Pounds Sterling (L.240,317) life insurance policy currently in effect.

         (g) AUTOMOBILE. Telxon shall provide Employee with an automobile during the Employment Period similar in size and style to the automobile Employee currently uses, and Telxon shall be responsible to pay all expenses, including all operating and maintenance costs.





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         (h)  EXPENSE ACCOUNT.  Employee shall also be entitled to an annual expense allowance of Ten Thousand Six Hundred Sixty-Six English Pounds Sterling (L.10,666).

         (i) PAYMENTS. Telxon, in its sole discretion, may pay the amounts required to be paid to Employee pursuant to this Paragraph 3 directly, or may cause such payments to be made to Employee by any subsidiary or affiliate of Telxon.

         4.      TERMINATION.

         (a) This Agreement shall terminate automatically upon Employee's death.

         (b) Telxon may terminate Employee's employment under this Agreement at any time, other than for cause, or if Employee becomes permanently disabled, upon written notice to Employee given not less than five (5) days prior to the date of termination (the "Termination Date") or such other minimum notice period as may be required under laws of United Kingdom. Permanent disability shall be determined by Telxon according to the same standards applicable to the employees of Telxon generally under the disability benefits referred to in Paragraph 3(f) hereof.

         (c) Telxon shall have the right to terminate Employee's employment under this Agreement at any time, immediately, for "cause," which shall mean for behavior of Employee which is adverse to Telxon's interests, including, without limitation, Employee's dishonesty, willful misconduct, disloyalty, acts of bad faith, neglect of duty or material breach of this Agreement.

         5.      EFFECTS OF TERMINATION.

         (a) In the event of automatic termination by reason of Employee's death pursuant to Paragraph 4(a), or by Telxon by reason of Employee's permanent disability pursuant to Paragraph 4(b), all of Telxon's obligations under this Agreement shall end except for Telxon's obligations (i) to pay Employee's Base Salary and Incentive Compensation, if any, in each case earned and accrued but unpaid to the date of death or permanent disability, and (ii) to make the death or disability benefit payments, as the case may be, provided for in Paragraph 3(f), if any.

         (b) In the event Telxon exercises its right of termination pursuant to Paragraph 4(c) for "cause," or Employee otherwise leaves the employ of Telxon prior to the expiration of this Agreement, then all of Telxon's obligations under this Agreement shall end except for Telxon's obligations to pay Employee's Base Salary and Incentive Compensation earned and accrued but unpaid to the date of termination, against which obligations Telxon may set off any claims by it against Employee for damages or otherwise.

         (c) In the event Telxon exercises its right of termination other than for cause pursuant to Paragraph 4(b), or if this Agreement expires, all of Telxon's obligations under this Agreement shall end except for Telxon's obligations under this Paragraph 5(c) and to pay Employee's Base Salary and Incentive Compensation, if any, in each case earned and accrued but unpaid to the Termination Date or the expiration of this Agreement, whichever occurs first, and in the event that Telxon exercises such right of termination, Telxon shall also pay to





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Employee for a period of twelve (12) months after the Termination Date, or until March 31, 1995, whichever occurs later (the "Severance Period"), severance pay at the Employee's annual rate of Base Salary in effect at the time of such termination, payable in equal installments in such intervals as the Board shall direct.

         (d) In and as consideration for the payments made by Employer under this Paragraph 5, Employee agrees under the terms of the United Kingdom Employment Protection (Consolidation) Act 1978 or any successor thereto; (i) to waive, renounce and otherwise exclude any and all rights to redundancy payment in respect of the expiring of the term of this Agreement pursuant to Part IV of said Act or otherwise; and (ii) to waive, renounce and otherwise exclude any and all claims in respect of rights under Section 54 of said Act, or otherwise, in relation to this Agreement.


         6.      COVENANT NOT TO COMPETE.

         (a) For the purposes of this Paragraph 6, and of Paragraph 7, the term "Telxon" shall mean Telxon Corporation, and its wholly or partially owned subsidiaries, together with their respective successors and assigns.

         (b) INDUCEMENT. This covenant between Employee and Telxon is being executed and delivered by Employee in consideration of Employee's employment with Telxon and Telxon's obligations hereunder (including, without limitation, the Base Salary, the Incentive Compensation, the Bonus Compensation and other benefits and payments set forth herein). Employee hereby acknowledges that the covenant not to compete with Telxon contained in this Paragraph 6 was and has been a condition of his employment with Telxon since Employee was originally employed by Telxon. Employee further acknowledges that Telxon's business and Employee's responsibilities are international in scope.

         (c) RESTRICTED ACTIVITIES -- DURATION. Except as otherwise consented to or approved by the Board in writing, Employee agrees that, in addition to being operative during the term of this Agreement, the provisions of Paragraph 6(c)(i) through (iii) hereof, inclusive, shall be operative for a period of twelve (12) months after Employee's termination of employment with Telxon or the expiration of the Severance Period, if any, whichever is later, and regardless of the time, manner or reasons for termination. During such periods, Employee will not, directly or indirectly, acting alone or as a member of a partnership or as an owner (provided that ownership of not more than one percent (1%) of the stock of any publicly traded company shall not be deemed violative of this Paragraph), director, officer, employee, manager, representative or consultant of any corporation or other business entity:

                 (i) engage in any business in competition with or adverse to the business that is conducted by Telxon, or, without limiting the generality of the foregoing, engage in any business which manufactures, distributes, services or supports products which are of a type manufactured, sold, marketed, serviced or supported by Telxon, or which are in the process of development in which Employee has participated, at the time of the





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         termination of this Agreement or Employee's employment with Telxon, in the United States, Canada, or any European, Asian, Pacific or other foreign country in which Telxon then or thereafter transacts business or is making a bona fide attempt to do so;

                 (ii) induce, request or attempt to influence any customers or suppliers of Telxon to curtail or cancel their business with Telxon or in any way interfere with Telxon's business relationships; or

                 (iii) induce, request or attempt to influence any other employee, agent or representative of Telxon to terminate their respective relationships with Telxon or in any way interfere with Telxon's employee, agency or representative relationships.

         (d) TOLLING; RELIEF AND OBLIGATIONS. In the event that Employee breaches any provision of this Paragraph 6, such violation (i) shall toll the running of the twelve (12) month period set forth in Paragraph 6(c) from the date of commencement of such violation until such violation ceases, and (ii) shall relieve Telxon of any obligations to Employee under this Agreement.

         (e) "BLUE PENCILLING" OR MODIFICATION. If either the length of time, geographic area or scope of restricted business activity set forth in Paragraph 6(c) is deemed unreasonably restrictive or unreasonable in any other respect in any court proceeding, Employee and Telxon agree and consent to such court's modifying or reducing such restriction(s) to the extent deemed reasonable under the circumstances then presented.


         7.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) For purposes of this Agreement, "Confidential Information" means all information or trade secrets of any type or description belonging to Telxon which are proprietary and confidential to Telxon and which are not publicly disclosed or are only disclosed with restrictions. "Confidential Information" includes, without limitation, strategic plans for carrying on business, other business plans, cost data, internal financial information, customer lists, employee lists, vendor lists, manufacturing methods or processes, product research or engineering data, drawings, designs, schematics, flow charts, computer programs, program decks, routines, subroutines, translators, compilers, operating systems, object and source codes, specifications, inventions, calculations, discoveries and any letters, papers, documents or instruments disclosing or reflecting any of the foregoing, and all information revealed to, acquired or created by Employee during Employee's employment by Telxon relating to any of the foregoing.

         (b) Employee acknowledges that the discharge of Employee's duties under this Agreement will necessarily involve his access to Confidential Information. Employee acknowledges that the unauthorized use by him or disclosure by him of such Confidential Information to third parties might cause irreparable damage to Telxon and Telxon's business. Accordingly, Employee agrees that at all times after the date hereof he will not copy, publish,





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disclose, divulge to or discuss with any third party, nor use for his own benefit, without the prior express written consent of the Board, except in the normal conduct of his duties under this Agreement, any Confidential Information, it being understood and acknowledged by Employee that all Confidential Information created, compiled or obtained by Employee or Telxon, or furnished to Employee by any person while Employee is associated with Telxon remains its exclusive property.

         (c) Promptly upon termination of his employment, irrespective of the time or manner thereof or reason therefor, Employee agrees to return and surrender to Telxon all Confidential Information in any manner in his control or possession, as well as all other Telxon property.

         8.      REMEDIES INADEQUATE.

         (a) Employee acknowledges that the services to be rendered by him to Telxon as contemplated by this Agreement are special, unique and of extraordinary character. Employee expressly agrees and understands that the remedy at law for any breach by him of Paragraph 6 or Paragraph 7 of this Agreement will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, upon adequate proof of Employee's violation of any legally enforceable provision of Paragraph 6 or Paragraph 7 hereof, Telxon shall be entitled to immediate injunctive relief, including, without limitation, a temporary order restraining any threatened or further breach. In the event any equitable proceedings are brought to enforce the provisions of Paragraph 6, Paragraph 7 or Paragraph 8 hereof, Employee agrees that he will not raise in such proceedings any defense that there is an adequate remedy at law, and Employee hereby waives any such defense. Nothing in this Agreement shall be deemed to limit Telxon's remedies at law or in equity for any breach by Employee of any of the provisions of Paragraph 6 or Paragraph 7 hereof which may be pursued or availed of by Telxon. Without limiting the generality of the immediately preceding sentence, any covenant on Employee's part contained in Paragraph 6 or Paragraph 7 hereof, which may not be specifically enforceable shall nevertheless, if breached, give rise to a cause of action for monetary damages.

         (b) Employee has carefully considered, and has had adequate time and opportunity to consult with his own counsel or other advisors regarding the nature and extent of the restrictions upon him and the rights and remedies conferred upon Telxon under Paragraphs 6, Paragraph 7 and Paragraph 8 hereof, and hereby acknowledges and agrees that such restrictions are reasonable in time, territory, and scope, are designed to eliminate competition which otherwise would be unfair to Telxon, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of Telxon and do not confer a benefit upon Telxon disproportionate to the detriment to Employee.

         (c) The covenants and agreements made by Employee in Paragraph 6, Paragraph 7 and Paragraph 8 hereof shall survive full payment by Telxon to Employee of the amounts to which Employee is entitled under this Agreement, the expiration of the Employment Period and this Agreement.





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         9.      INVENTIONS.  Employee acknowledges and agrees that any
procedure, design feature, schematic, invention, improvement, development, discovery, know how, concept, idea or the like (whether or not patentable, registrable under copyright or trademark laws, or otherwise protectable under similar laws) that Employee may conceive of, suggest, make, invent, develop or implement, during the course of his service pursuant to this Agreement (whether individually or jointly with any other person or persons), relating in any way to the business of Telxon or to the general industry of which Telxon is a part, as shall all physical embodiments and manifestations thereof, and all patent rights, copyrights, trademarks (or applications therefor) and similar protections therein, (all the foregoing referred to as "Work Product"), shall be the sole, exclusive and absolute property of Telxon. All Work Product shall be deemed to be works for hire, and to the extent that any Work Product may not constitute a work for hire, Employee hereby assigns to Telxon all right, title and interest in, to and under such Work Product, including without limitation, the right to obtain such patents, copyright registrations, trademark registrations or similar protections as Telxon may desire to obtain. Employee will immediately disclose all Work Product to Telxon and agrees, at any time, upon Telxon's request and without additional compensation, to execute any documents and otherwise to cooperate with Telxon respecting the perfection of its right, title and interest in, to and under such Work Product, and in any litigation or controversy in connection therewith, all expenses incident thereto to be borne by Telxon.


         10. ASSIGNMENT OF EMPLOYEE'S RIGHTS. In no event shall Telxon be obligated to make any payment under this Agreement to any assignee or creditor of Employee. Prior to the time of payment under this Agreement, neither Employee nor his legal representative shall have any right by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Agreement.


         11. TELXON'S OBLIGATIONS UNFUNDED. Except as to any benefits that may be required to be funded under any benefit plan of Telxon pursuant to law or pursuant to other agreements and which are not for the sole benefit of Employee, the obligations of Telxon under this Agreement are not funded and Telxon shall not be required to set aside or deposit in escrow any monies in advance of the due date for payment thereof to Employee.


         12. NOTICES. Any notice to be given hereunder by Telxon to Employee shall be deemed to be given if delivered to Employee in person, or if mailed to Employee, by certified mail, postage prepaid, return receipt requested, at his address last known on the records of Telxon, and any notice to be given by Employee to Telxon shall be deemed to be given if delivered in person or by mail, postage prepaid, return receipt requested, to the Supervisor at Telxon's offices in Akron, Ohio, unless Employee or Telxon shall have duly notified the other in writing of a change of address. If mailed, such notice shall be deemed to have been given when deposited in the mail as set forth above.





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         13.     AMENDMENTS.  This Agreement shall not be modified or
discharged, in whole or in part, except by an agreement in writing signed by the parties hereto.


         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties. The parties are not relying on any other representation, express or implied, oral or written. This Agreement supersedes any prior employment agreement, written or oral, between Employee and Telxon.


         15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not affect the meaning of any terms or provisions hereof.


         16. BINDING EFFECT. The rights and obligations of Telxon hereunder shall inure to the benefit of, and shall be binding upon, Telxon and its successors and assigns, and the rights and obligations of Employee hereunder shall inure to the benefit of, and shall be binding upon, employee and his heirs, personal representatives and estate.


         17. SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially enforceable provision shall be binding and enforceable to the extent enforceable in any jurisdiction.


         18. GOVERNING LAW AND VENUE. Except to the extent that the laws of another jurisdiction mandatorily apply, all questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of the State of Ohio applicable to agreements made and to be performed therein, without regard to any conflicts or choice of law rules or any presumption or construction against the party causing this Agreement to be drafted. Any action, suit or proceeding relating to or arising out of this Agreement or any of the transactions contemplated hereby shall be brought in, and each of the parties irrevocably submits to the jurisdiction of, any court of the State of Ohio sitting in Cuyahoga County, Ohio or the Federal District Court for the Northern District of Ohio, Eastern Division, sitting in Cleveland, Ohio. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING. Each party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which such party may now or hereafter have to the bringing or registered mail, return receipt requested, provided that nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law.









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         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written, effective the Effective Date.

                                        TELXON CORPORATION


                                        By:  /s/ DAN R. WIPFF
                                             -----------------------------
                                             Dan R. Wipff, President and
                                             Chief Operating Officer


                                   EMPLOYEE:


                                             /s/ JOHN H. CRIBB
                                             -----------------------------
                                             John H. Cribb



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